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                                EXHIBIT 23.01

                       CONSENT OF PRICE WATERHOUSE LLP
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                                                                   EXHIBIT 23.01



                      CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Prospectuses constituting part of the Registration Statements on Form S-3 (Nos. 33-20731,33-38846 and 33-49875) and the Registration Statements on Form S-8 (Nos. 2-77316, 33-27293, 33-27294, 33-40651 and 33-53403) of Kellogg Company of
our report dated February 3, 1995 appearing on page 28 of the Annual Report to Shareholders which is incorporated in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report on the Financial Statement Schedule, which appears on page 12 of this form 10-K.


PRICE WATERHOUSE LLP

Battle Creek, Michigan
March 22, 1995